AMERICAN FINANCIAL GROUP, INC.
                  DIRECTORS' COMPENSATION PLAN

                         P R E A M B L E

      The purpose of the Directors' Compensation Plan ("Plan") of American Financial Group, Inc. (the "Company") is to align further the interests of the Company's non-employee directors with the interests of shareholders by providing that a minimum of 50% of such directors' annual retainers are paid through the issuance of shares of the Company's Common Stock, $1.00 par value ("Common Stock").

      Directors who are not employees of the Company or a Company subsidiary are paid an annual retainer ("Board Retainer"), an additional annual Board Committee retainer ("Committee Retainer") and an attendance fee for each Board or Committee meeting attended ("Meeting Fees"), in amounts which shall be set by the Board of Directors. The initial amounts established by the Board of Directors for the retainers and fees is set forth on the attached Schedule 1. These amounts may be changed by the Board of Directors from time to time without shareholder approval.

1.   PAYMENT OF COMPENSATION TO NON-EMPLOYEE DIRECTORS.

      The Board Retainer and Committee Retainer shall be paid by the Company quarterly, in arrears, as soon as practicable following the end of each calendar quarter. The quarterly portion of the Board Retainer and Committee Retainer (if applicable) shall be paid 50% in cash and 50%, or in such proportion as an eligible director may elect pursuant to Section 3 below, in the form of shares of the Company's Common Stock.

      The number of shares of Common Stock to be issued to each non-employee director pursuant to this Plan shall be determined by dividing the amount of the retainers payable in Common Stock by the average of the per share Fair Market Value of the Common Stock (as defined in Section 3 below) for the ten trading days ending on the last business day of each calendar quarter; the resulting number shall then be rounded up to the nearest share.

      The Meeting Fees accrued during each calendar quarter, if any, shall be paid by the Company at the end of such quarter in cash, together with the cash portion of the applicable quarterly retainers.

2.   ELECTION  BY NON-EMPLOYEE DIRECTORS TO RECEIVE CASH  PORTION
     OF THEIR COMPENSATION IN ADDITIONAL COMPANY COMMON STOCK.

      Each non-employee director may elect to receive all or a portion (in 20% increments) of the quarterly cash portion of their applicable retainers for service on the Board of Directors in shares of Common Stock. Such election shall be irrevocable for each quarter and shall be made at least six months in advance of the date the non-employee director is to receive the quarterly payment.

3.   FAIR MARKET VALUE OF COMPANY COMMON STOCK.

      The "Fair Market Value" of a share of Common Stock shall be the mean between the high and low prices of the shares on such date on the New York Stock Exchange Composite Tape (or the principal market in which the Common Stock is traded, if the shares are not listed on that Exchange on such date) or, if the shares were not traded on such date, then the mean between the high and low prices of the shares on the next preceding trading day during which the shares were traded.

4.    RESTRICTIVE  LEGEND; HOLDING PERIOD FOR  SHARES  OF  COMMON
STOCK.

      In order to comply with certain provisions of the Federal securities laws, including Section 16(b) of the Securities Exchange Act of 1934, all certificates representing shares of Common Stock issued pursuant to the Plan shall bear the following restrictive legend which will prevent the recipient from disposing of such shares for six months from the date of issuance:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED UNTIL THE EXPIRATION OF THE SIX MONTH PERIOD BEGINNING ON THE DATE OF ORIGINAL ISSUANCE BY AMERICAN FINANCIAL GROUP, INC. (THE "COMPANY") AS PROVIDED BY SECTION 4 OF THE COMPANY'S DIRECTORS' COMPENSATION PLAN EFFECTIVE AS OF , 1996, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

      When the legend requirement imposed by this Section shall terminate, the holder of shares of Common Stock for which such legend requirement has terminated may request that the Company (at its expense) promptly issue a replacement certificate representing such shares without such legend.



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
5.   NO RIGHT TO CONTINUANCE AS A DIRECTOR.

      Neither the action of the Company in establishing the Plan nor the issuance of Common Stock hereunder shall be deemed to create any obligation on the part of the Board of Directors to nominate any non-employee director for reelection by the Company's shareholders or to be evidence of any agreement or understanding, express or implied, that the non-employee director has a right to continue as a director for any period of time or at any particular rate of compensation.

6.   SHARES SUBJECT TO THE PLAN.

      One hundred thousand shares of Common Stock are authorized for issuance under the Plan in accordance with the provisions hereof. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

7.   EFFECTIVE DATE AND EXPIRATION OF PLAN.

      The Plan is subject to approval by a majority of the votes cast at the next Annual Meeting of Shareholders of the Company by the holders of shares of Common Stock entitled to vote thereon, and, if so approved, shall be effective beginning on the first day of the calendar quarter immediately following such vote (the "Effective Date"). Unless earlier terminated by the Board of Directors pursuant to Section 10, the Plan shall terminate on the tenth anniversary of the Effective Date. No shares of Common Stock shall be issued pursuant to the Plan after its termination date.

8.   ELECTION TO DEFER DIRECTOR COMPENSATION.

     a. Any non-employee director may, by delivering a written election to the Secretary of the Company on or before December 31 of any calendar year, elect to defer receipt of all or a specified portion (in 20% increments) of his cash or Common Stock compensation during the calendar year following such election and succeeding calendar years.

     b. Any person who shall become a non-employee director during any calendar year, and who was not a non-employee director on the preceding December 31, may, before his term begins, elect to defer receipt of all or a specified portion (in 20% increments) of his cash compensation during the balance of such calendar year and for succeeding calendar years.


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

     c. A non-employee director's election to defer receipt of compensation shall continue until the date on which such non-employee director ceases to be a director of the Company or until he terminates such election by written notice delivered to the Secretary of the Company.

9.   PAYMENT IN EVENT OF DEATH.

     If a non-employee director dies (before or after his ceasing to be a Company director), any portion of his compensation pursuant to the Plan (whether or not deferred) then unpaid shall be paid to the beneficiaries of the director named in the most recent beneficiary designation filed with the Secretary of the Company. In the absence of such a designation, such compensation shall be paid to, or as directed by, the director's personal representative, in one or more installments as the non-employee director may have elected in writing.

10.  AMENDMENT, SUSPENSION AND TERMINATION OF PLAN.

      The amount, pricing and timing of Company Common Stock issuances pursuant to the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

      The Board of Directors may suspend or terminate the Plan or any portion of it at any time, and may amend it, subject only to the preceding paragraph, from time to time in such respects as the Board may deem advisable in order that any awards hereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the further approval of the shareholders of the Company by the affirmative vote of shareholders entitled to cast at least a majority of the total number of votes represented at a meeting of shareholders of the Company, increase the number of shares of Common Stock which may be issued under the Plan, materially modify the requirements as to eligibility for participating in the Plan, or extend the termination date of the Plan.


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                           SCHEDULE 1






             Annual Board Retainer                   $40,000

             Annual   Board  Committee  Retainer     $12,000

             Attendance Fee per Meeting              $ 1,000



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